EXHIBIT A

VOTING AGREEMENT

July 7, 2025

Board of Directors
Norwood Financial Corp
717 Main Street
Honesdale, PA 18431

Re: Shareholder Voting Agreement

Dear Ladies and Gentlemen:

The undersigned shareholder (“Shareholder”) of PB Bankshares, Inc., a Maryland corporation (“PB Bankshares”), in order to induce Norwood Financial Corp, a Pennsylvania corporation (“Norwood”), to enter into the Agreement and Plan of Merger, of even date herewith, executed by and among PB Bankshares and Presence Bank, on one hand, and Norwood and Wayne Bank, on the other hand (the “Agreement”), hereby represents, warrants and agrees as follows:

1. Shareholder hereby represents and warrants that Shareholder owns of record, or beneficially, good and valid title to all of the shares of the capital stock of PB Bankshares shown on Schedule 1, attached hereto, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests, voting trusts or agreements, or impositions, except as otherwise disclosed on Schedule 1, and such shares represent all of the shares of capital stock of PB Bankshares beneficially owned by Shareholder, as determined in accordance with Securities and Exchange Commission (“SEC”) Rule 13d-3.  For purposes hereof, the capital stock of PB Bankshares set forth on Schedule 1 shall be referred to herein as the “Shares”.  It is understood and agreed that the term Shares shall not include any securities beneficially owned by Shareholder as a trustee or fiduciary, and that this Agreement is not in any way intended to affect the exercise by the Shareholder of Shareholder’s fiduciary responsibility with respect to any such securities.

2. Shareholder will vote, or cause to be voted, all of the Shares over which the Shareholder has sole voting power, in person or by proxy, (a) for approval of the Agreement and the transactions contemplated thereby at any meeting of the PB Bankshares shareholders duly held for such purpose and (b) against any action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the transactions contemplated by the Agreement, unless and until the Agreement is terminated as set forth therein (the “Expiration Date”). Shareholder will use his or her reasonable efforts to cause any Shares over which Shareholder shares voting power to be voted in the same manner. Shareholder will use his or her best efforts to vote or cause to be voted all other Shares, in person or by proxy, in accordance with Section 2(a) and 2(b), above.

3. Shareholder will not, nor will Shareholder permit any entity under Shareholder’s control to, deposit any of the Shares over which the Shareholder holds or shares voting power in a voting trust or subject any of the Shares to any arrangement with respect to the voting of the Shares, in each case in any manner inconsistent with this Agreement.

4. Shareholder will not sell, transfer, pledge, give, hypothecate, assign or otherwise alienate or transfer, by proxy or otherwise, any Shares over which the Shareholder shares or holds the power of disposition or any of Shareholder’s voting rights with respect to the Shares, except to a person who is or becomes a party to a voting agreement with Norwood in the form of this Agreement.

5. Irreparable damage would occur in the event any of the provisions of this Agreement are not performed in accordance with the terms hereof and, therefore, Norwood shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity to which it may be entitled.

6. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of its obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any lien on any of such Shares under: (i) any contract, commitment or agreement, to which Shareholder is a party or by which Shareholder is bound; or (ii) any judgment, order or ruling applicable to Shareholder.

7. Shareholder has full power and authority to execute, deliver and perform this Agreement, to vote the Shares over which the Shareholder holds sole voting power as required herein and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized, and no other actions on the part of Shareholder are required in order to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

8. Shareholder understands that the shares of Norwood Common Stock into which his or her Shares may be converted will be issued in a transaction subject to the Securities Act of 1933, as amended (the “1933 Act”), and registered on a Registration Statement on Form S-4.  Shareholder further understands that, should he or she become an affiliate of Norwood, within the meaning of SEC Rule 144, Shareholder may become subject to certain restrictions with respect to the sale, transfer or other disposition of any Norwood Common Stock received in connection with the transactions contemplated by the Agreement (the “Merger”).

Accordingly, the Shareholder acknowledges, agrees and undertakes that, if he or she becomes an affiliate of Norwood, he or she will not, directly or indirectly, make any sale, transfer or other disposition of any of the Norwood Common Stock owned beneficially by him or her as a result of the Merger unless: (i) such sale, transfer or other disposition is made pursuant to an effective registration or a valid exemption from registration under the 1933 Act; (ii) such sale, transfer or other disposition is made pursuant to the resale provisions contained in Rule 144; or (iii) in the opinion of counsel in form and substance reasonably satisfactory to Norwood or under a “no-action” letter obtained by Shareholder from the staff of the SEC, such sale, transfer or other disposition will not violate the registration requirements of, or is otherwise exempt from registration under the 1933 Act.  Shareholder agrees that, if he or she becomes an affiliate of Norwood, a restrictive legend reflecting the foregoing may be imprinted on the face of the stock certificate(s) representing the Norwood Common Stock to be issued to him or her in connection with the Merger.  Shareholder further understands and agrees that, if he or she becomes an affiliate of Norwood, the transfer agent for Norwood will be instructed not to effect, or to record on the books of Norwood, any transfer of shares of Norwood Common Stock owned beneficially by Shareholder unless such person has satisfied the requirements of this Agreement.

9. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and shall be binding upon the heirs, successors and assigns (as applicable) of the parties hereto.

10. Except as otherwise set forth herein, this Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

11. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

12. It is understood and hereby agreed that this Agreement relates solely to the capacity of Shareholder as a shareholder or beneficial owner of the Shares and is not in any way intended to affect the exercise of Shareholder’s responsibilities and fiduciary duties as a director or officer of Norwood or any of its subsidiaries.

13. This Agreement shall terminate and shall have no further force or effect as of the earlier of (A) the Expiration Date or (B) the conclusion of the PB Bankshares Shareholder’s Meeting (including any adjournment or postponement thereof); provided however, that Section 14 hereinafter shall remain in full force and effect, in accordance with its terms, without regard to the terms of Section 13(B) herein.

14.  As a current member of the Board of Directors of PB Bankshares, I further agree that in order to support this proposed transaction for the benefit of our shareholders, I hereby irrevocably agree that I will not engage in any Competition (as defined below) with Norwood, Wayne, PB Bankshares or Presence Bank or any affiliate or subsidiary of any of the foregoing (the “Companies”) for a period of twelve months after the Effective Time of the Merger (as defined in the Agreement) or six months following cessation of my service as a member of a regional advisory board (“Advisory Board”) established by Norwood or Wayne following the Effective Time of the Merger,  if I elect to serve on such Advisory Board. For purposes of this Voting Agreement, “Competition” means becoming an employee, an officer, a director, a consultant, an agent, partner, an advisory director, a founder or a shareholder or other equity holder (other than acquisitions of not more than two percent (2%) of the outstanding capital stock of, or a similar equity interest in, a corporation or other entity) or in any other capacity with any business organization that is doing business or intends to do business in the Commonwealth of Pennsylvania in the counties in which Wayne Bank shall have a bank branch office as of the Effective Time of the Merger, and which business entity is engaged or intends to engage in the provision of financial services to the public, including, but not limited to, accepting retail or commercial deposit accounts, making loans or offering trust services, commercial banking, mortgage banking, lease financing, and including but not necessarily limited to commercial banks, savings associations, trust companies, credit unions and parent companies and subsidiary companies of such business entities (collectively, “Financial Services Companies”). Competition shall also mean engaging in efforts to recruit any employee of the Companies or solicit or induce, attempt to solicit or induce, or assist in the solicitation or inducement of any employee of the Companies to terminate his or her employment with the Companies, or otherwise cease his or her relationship with the Companies, or solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers or accounts of the Companies that were served by the Companies before or after the Effective Time of the Merger.

This Section 14 shall not (i) be applicable to the PB Bankshares Executive Officers being required to sign this Voting Agreement, (ii) limit my ability to continue to provide legal services or other services to such Financial Services Companies that I am currently providing as of the date of the Agreement, (iii) limit my ability to lease or sell real property to such entities or (iv) limit my ability to use the banking services of such Financial Services Companies.

[Signature Page Follows]

Very truly yours,

By: ________________________________

Printed Name: _______________________

Schedule 1

NameClass of Shares Number of Shares

Encumbrances:

ACCEPTED BY NORWOOD FINANCIAL CORP

By: ____________________

James O. Donnelly

President and Chief Executive Officer